Granite Point Mortgage Trust Inc. Reports
Third Quarter 2024 Financial Results
and Post Quarter-End Update

NEW YORK, November 6, 2024 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ending September 30, 2024, and provided an update on its activities subsequent to quarter-end. An earnings supplemental containing third quarter 2024 financial results can be viewed at www.gpmtreit.com.

“Our third quarter results are highlighted by multiple nonaccrual loan resolutions, produced by our active portfolio management strategy, and accretive share buybacks,” said Jack Taylor, President and Chief Executive Officer of Granite Point. “This forward momentum has continued with over $280 million of nonaccrual loans that already have been or are expected to be resolved in the coming months. We will continue to reposition the business so as to return to our core lending strategy next year and benefit from the attractive investment opportunities that are beginning to emerge with the improving market conditions.”

Third Quarter 2024 Activity
•Recognized GAAP Net (Loss)(1) of $(34.6) million, or $(0.69) per basic share, inclusive of a $(27.9) million, or $(0.55) per basic share, provision for credit losses.
•Distributable (Loss)(2) of $(38.0) million, or $(0.75) per basic share, inclusive of loan write-offs of $(44.6) million, or $(0.88) per basic share and recoveries of $8.8 million, or $0.17 per basic share. Distributable (Loss)(2) excluding write-offs and recoveries of $(2.2) million, or $(0.04) per basic share.
•Book value per common share was $9.25 as of September 30, 2024, inclusive of $(5.18) per common share of total CECL reserve.
•Declared and paid a cash dividend of $0.05 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Funded $9.8 million in prior loan commitments and upsizes.
•Realized $284.7 million of total UPB in loan repayments, paydowns, amortization, and resolutions.
◦Resolved a $33.3 million loan secured by a multifamily property located in Chicago, IL, realizing a loss of approximately $(3.3) million.
◦Resolved a $51.0 million loan secured by a mixed-use multifamily, event space and office property located in Pittsburgh, PA through a loan modification. The resulting $19.0 million mezzanine note was deemed uncollectible and written-off.
◦Resolved a $37.1 million loan secured by a mixed-use office and retail property located in Los Angeles, CA, realizing a loss of approximately $(22.3) million.
•Carried at quarter-end a 97% floating rate loan portfolio with $2.5 billion in total loan commitments comprised of over 99% senior loans. As of September 30, 2024, portfolio weighted average stabilized LTV at origination was 63.9%(3) and a stated and realized loan portfolio yield(4) of 9.1% and 7.0%, respectively.
•Weighted average loan portfolio risk rating was 3.1 at September 30, 2024.
•Total CECL reserve at quarter-end was $259.0 million, or 10.5% of total loan portfolio commitments.
•Held two unlevered REO(5) properties with an aggregate carrying value of $53.6 million, as of September 30, 2024.
•Repurchased 0.7 million shares of its common stock at an average price of $2.73 per share for a total of $2.0 million, resulting in book value accretion of approximately $0.10 per share.
•Ended the quarter with $113 million in unrestricted cash and a total leverage ratio(6) of 2.2x, with no corporate debt maturities remaining.

Post Quarter-End Update
•In October, the Company resolved a $32.9 million loan secured by an office property located in Fort Lee, NJ. As of September 30, 2024, the loan had a risk-rating of “5” and was on nonaccrual status. As a result of this transaction, the Company expects to realize a write-off of approximately $(16.6) million, which had been reserved for through a previously recorded allowance for credit losses.
•Over the next few months, the Company anticipates resolving five additional nonaccrual loans totaling over $250 million in principal balance.
•So far in Q4 2024, funded about $4 million on existing loan commitments.
•As of November 5, 2024, carried approximately $94 million in unrestricted cash.

(1)Represents Net (Loss) Income Attributable to Common Stockholders.
(2)Please see page 5 for Distributable (Loss) Earnings and Distributable (Loss) Earnings before realized losses definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Portfolio yield includes nonaccrual loans.
(5)REO represents "Real Estate Owned".
(6)Borrowings outstanding on repurchase facilities, secured credit facility and CLO’s, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 7, 2024, at 11:00 a.m. ET to discuss third quarter 2024 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor section under the News & Events link. For those unable to attend, a telephone playback will be available beginning November 7, 2024, at 12:00 p.m. ET through November 21, 2024, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13749367. The call will also be archived on the Company’s website in the Investor section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable (Loss) Earnings and Distributable (Loss) Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 5 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2024	December 31, 2023
ASSETS	(unaudited)
Loans held-for-investment	$2,340,332	$2,718,486
Allowance for credit losses	(256,770)	(134,661)
Loans held-for-investment, net	2,083,562	2,583,825
Cash and cash equivalents	113,461	188,370
Restricted cash	11,243	10,846
Real estate owned, net	42,736	16,939
Accrued interest receivable	9,168	12,380
Other assets	41,214	34,572
Total Assets	$2,301,384	$2,846,932
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$705,590	$875,442
Securitized debt obligations	816,103	991,698
Secured credit facility	85,192	84,000
Dividends payable	6,296	14,136
Other liabilities	20,291	22,633
Total Liabilities	1,633,472	1,987,909
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 49,957,557 shares and 50,577,841 issued and outstanding, respectively	500	506
Additional paid-in capital	1,199,432	1,198,048
Cumulative earnings	(100,720)	67,495
Cumulative distributions to stockholders	(431,507)	(407,233)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	667,787	858,898
Non-controlling interests	125	125
Total Equity	667,912	859,023
Total Liabilities and Stockholders’ Equity	$2,301,384	$2,846,932

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Interest Income:
Loans held-for-investment	$43,031	$63,848	$141,878	$195,356
Cash and cash equivalents	1,266	2,839	4,953	6,876
Total interest income	44,297	66,687	146,831	202,232
Interest expense:
Repurchase facilities	17,365	21,986	57,424	64,630
Secured credit facility	2,753	3,178	8,156	9,182
Securitized debt obligations	16,521	18,414	52,939	54,353
Convertible senior notes	—	2,332	—	6,975
Asset-specific financings	—	862	—	2,424
Total interest expense	36,639	46,772	118,519	137,564
Net interest income	7,658	19,915	28,312	64,668
Other income (loss):
Revenue from real estate owned operations	3,792	1,056	6,045	1,518
Provision for credit losses	(27,911)	(31,008)	(164,219)	(83,236)
Gain (loss) on extinguishment of debt	—	—	(786)	238
Fee income	—	81	—	81
Total other (loss)	(24,119)	(29,871)	(158,960)	(81,399)
Expenses:
Compensation and benefits	5,375	5,044	16,083	17,165
Servicing expenses	1,197	1,331	3,971	4,029
Expenses from real estate owned operations	4,827	2,233	8,822	3,897
Other operating expenses	3,166	2,358	8,695	7,809
Total expenses	14,565	10,966	37,571	32,900
(Loss) income before income taxes	(31,026)	(20,922)	(168,219)	(49,631)
(Benefit from) provision for income taxes	(2)	15	(4)	94
Net (loss) income	(31,024)	(20,937)	(168,215)	(49,725)
Dividends on preferred stock	3,600	3,600	10,800	10,850
Net (loss) income attributable to common stockholders	$(34,624)	$(24,537)	$(179,015)	$(60,575)
Basic (loss) earnings per weighted average common share	$(0.69)	$(0.48)	$(3.53)	$(1.17)
Diluted (loss) earnings per weighted average common share	$(0.69)	$(0.48)	$(3.53)	$(1.17)
Dividends declared per common share	$0.05	$0.20	$0.25	$0.60
Weighted average number of shares of common stock outstanding:
Basic	50,526,492	51,577,143	50,736,066	51,805,265
Diluted	50,526,492	51,577,143	50,736,066	51,805,265

Net (loss) income attributable to common stockholders	$(34,624)	$(24,537)	$(179,015)	$(60,575)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data) (unaudited)

Three Months Ended
June 30,
2024
Reconciliation of GAAP Net (Loss) Income to Distributable (Loss)(1):
GAAP Net (Loss) income attributable to common stockholders	$(34,624)
Adjustments:
Provision for credit losses	27,911
Depreciation and amortization on real estate owned	1,945
Non-cash equity compensation	2,534
Distributable (Loss) Earnings before realized losses and recoveries	$(2,234)
Realized losses on write-offs, loan sales and REO conversions	(44,580)
Recoveries of previous write-offs	$8,819
Distributable (Loss) Earnings	$(37,995)
Distributable (Loss) Earnings per basic share of common stock	$(0.75)
Distributable (Loss) Earnings per diluted share of common stock	$(0.75)
Distributable (Loss) Earnings before realized losses per basic share of common stock	$(0.04)
Distributable (Loss) Earnings before realized losses per diluted share of common stock	$(0.04)
Basic weighted average common shares	50,526,492
Diluted weighted average common shares	50,526,492
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2023, and for all subsequent reporting periods ending on or after December 31, 2023, we have elected to present Distributable (Loss) Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable (Loss) Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable (Loss) Earnings is intended to overtime serve as a general, though imperfect, proxy for our taxable income. As such, Distributable (Loss) Earnings is considered a key indicator of our ability to generate sufficient income to pay our common dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable (Loss) Earnings on a supplemental basis to our Net (Loss) Income and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business.
For reporting purposes, we define Distributable (Loss) Earnings as Net (Loss) Income attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in Net (Loss) Income for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in Net (Loss) Income for such period); and (iv) certain non-cash items and one-time expenses. Distributable (Loss) Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable (Loss) Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable (Loss) Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable (Loss) Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable (Loss) Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended September 30, 2024, we recorded provision for credit losses of $(27.9) million, which has been excluded from Distributable (Loss) Earnings, consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable (Loss) Earnings referenced above. During the three months ended September 30, 2024, we recorded $(1.9) million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable (Loss) Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable (Loss) Earnings referenced above.

Distributable (Loss) Earnings does not represent Net (Loss) Income or cash flow from operating activities and should not be considered as an alternative to GAAP Net (Loss) Income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable (Loss) Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable (Loss) Earnings may not be comparable to the Distributable (Loss) Earnings reported by other companies.

We believe it is useful to our stockholders to present Distributable (Loss) Earnings before realized losses to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable (Loss) Earnings and Distributable (Loss) Earnings before realized losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.